Exhibit 99.2

LETTER TO STOCKHOLDERS ISSUED BY DIAMONDBACK ENERGY, INC.

Midland, TX (February 24, 2025)

Diamondback Stockholders,

This letter is meant to be a supplement to our earnings release and is being furnished to the Securities and Exchange Commission (SEC) and released to our stockholders simultaneously with our earnings release. Please see the information regarding forward-looking statements and non-GAAP financial information included at the end of this letter.

2024: Year in Review
2024 was arguably the most transformational year in the Company’s history. In February, we announced the $26 billion merger with Endeavor Energy, creating the must own Permian Pure Play. The merger not only made Diamondback bigger, with a combined ~722,000 net acres in the core of the Midland Basin, but better, giving Diamondback the ability to bring its industry leading operational structure onto a world class asset with differentiated inventory quality and duration. The deal closed on September 10th, and since then the combined Diamondback team has seamlessly integrated, sharing best practices and immediately delivering on the operational synergies we highlighted to the market at deal announcement.

Even considering the potential challenges that come with a large integration, our team was able to remain focused and execute each quarter. In 2024, our daily average production was 598 MBOE/d (56% oil) with capital expenditures of $2.9 billion. We generated $6.4 billion of net cash provided by operating activities and $4.0 billion of Adjusted Free Cash Flow of which $2.3 billion, or approximately 57%, was returned to stockholders through our stable and growing base dividend, variable dividends and buyback program. We repurchased nearly $1 billion worth of stock in 2024 as our buyback program allowed us to effectively buy during periods of market weakness and be an anchor order in the secondary offering completed last September.

Operational Update
Over the past year, the team has seen a step change in efficiency improvements in the field. We pushed well costs lower every quarter last year, and today we are announcing a new Midland Basin well cost range of $555 - $605 per foot, down approximately $45 per foot (over 7%) year over year. This is a testament to our drilling, completions and production groups who continue to strive to be the best at what they do, day in and day out.

On the drilling side, our use of clear fluids combined with an improved downhole assembly has allowed us to consistently achieve record drilling times. We drilled over 1.6 million lateral feet in the fourth quarter and are now averaging approximately 7 days from spud to target depth on our average Midland Basin

13,000’ lateral. We set a basin record in the fourth quarter by drilling 20,386 total feet (vertical section, curve and lateral) in one bit run.

Our completions teams continue to utilize SimulFrac fleets for nearly all of our completions, which speed up cycle times and reduce ancillary rental days. We are running four electric SimulFrac fleets today and expect to average five completion crews this year. Each crew can now complete approximately 100 wells per year at an average of over 3,700 lateral feet per day, up from 80 wells and ~3,000 lateral feet per day at this time last year. These electric fleets have enabled us to realize meaningful value through higher uptimes and fuel cost savings.

Since closing the Endeavor merger, we have also started to see the benefits of some un-modeled synergies. We expect a new standardized facility design, comprised of best practices from Diamondback and Endeavor, to save us ~10% versus our prior design. We are also seeing improved efficiencies and cycle times in our drillout process, courtesy of the legacy Endeavor team. Lastly, we are starting to see the benefit of size and scale in our procurement process, with an estimated per well savings of 2% - 3%. We believe we will continue to capture synergies, particularly on the production side of our business, through shared learning as the integration process continues.

Fourth Quarter Performance
For the quarter, Diamondback produced 475.9 MBO/d (883.4 MBOE/d), above the high end of the guidance range of 470 - 475 MBO/d (840 - 850 MBOE/d). Well performance continued to impress with strong results in our Sale and Robertson Ranch areas and on the recently acquired TRP acreage in Upton County. Capital expenditures were $933 million, below the low end of our guidance range of $950 million to $1.05 billion. This beat was primarily driven by Midland Basin well costs continuing to move lower, settling below our stated fourth quarter $600 per lateral foot estimate.

We generated $2.3 billion of net cash provided by operating activities and $1.4 billion of Adjusted Free Cash Flow of which approximately $694 million, or approximately 51%, was delivered to stockholders through our base dividend and buyback program. We leaned into buybacks in the fourth quarter as we felt our share price was below the intrinsic value of our business, particularly during the volatility witnessed in December. We have continued to buy back shares in January and February, and through last Friday had repurchased 1,254,600 of shares at a weighted average price of $167.42.

This quarter, we announced an 11% increase to the base dividend, moving the dividend from $0.90 per share to $1.00 per share per quarter ($4.00 per share annually). As we continue to lower costs and develop our highest quality inventory, our capital efficiency improves and lowers our corporate break even (the dollar per barrel of oil needed for us to maintain our current production levels and protect our dividend). Today, we are confident we can protect the increased dividend and our base level of activity below $40 a barrel at our current cost structure.

Drop Down Acquisition
In January, we announced a significant mineral and override drop down of legacy Endeavor assets to our subsidiary, Viper Energy, Inc. in a transaction valued at approximately $4.45 billion. Diamondback will receive $1 billion in cash and 69.6 million units of Viper’s operating subsidiary. The cash proceeds will be used to pay down near-term debt and the units received will push Diamondback’s ownership in Viper back above 50%, increasing Diamondback’s exposure to Viper’s differentiated growth profile and robust minerals position. We view Viper as a one-of-a-kind mineral company, with an exciting trajectory that includes unique insight into the Diamondback drill-bit. We believe in the long term distribution growth potential at Viper, and our pro forma position is worth approximately $7.5 billion assuming Friday’s stock price.

Double Eagle Acquisition
Last week, we announced a unique transaction with Double Eagle IV. We agreed to purchase the northern portion of their acreage position for approximately $4.1 billion. Consideration mix is made up of approximately 6.9 million shares of Diamondback common stock and $3 billion of cash.

We felt that this asset was the most attractive remaining position in our backyard, public or private. The Double Eagle team did an impressive job putting together undrilled units in the highest returning parts of the Basin, and the roughly 400 core locations we expect to acquire immediately slot into our near-term drilling profile. The acreage is also adjacent to our existing position and we expect additional synergies from over 20 lateral length extensions and infrastructure sharing. We also entered into a partnership to accelerate development on the southernmost acreage we acquired from Endeavor, which is expected to add significantly to Free Cash Flow in 2026 at no cost to Diamondback.

Through this transaction, we continue to high-grade our inventory base in the most productive parts of the Midland Basin, maximize near-term Free Cash Flow generation and extend inventory duration. While we recognize this deal was done shortly after closing the Endeavor merger, we don’t often control deal timing, and we prepare our organization to always “be ready” when an opportunity arises. That said, the opportunity set is shrinking, particularly for remaining quality private opportunities in the Basin. As we have proven time and again, we expect to seamlessly integrate this asset and execute flawlessly. We are positioning Diamondback to have the best long-term capital efficiency in the Permian Basin through a combination of inventory quality, duration and execution cost structure.

2025 Guidance: Maximizing Capital Efficiency
In 2025, we have again chosen capital efficiency and Free Cash Flow generation over volume growth for our capital plan. This is a decision we have consistently made over the last four years, and it has been consistently rewarded by the market and applauded by our stockholders, who own the Company. The output of this year's plan is the most capital efficient drilling program in the Company’s history.

We measure our capital efficiency using oil barrels produced divided by every dollar of capital spent. When we announced the Endeavor transaction a year ago, we expected to be able to produce approximately 470 - 480 MBO/d with a capital budget of approximately $4.1 - $4.4 billion in 2025, which equated to approximately 40.8 MBO per million dollars of capex spend. Today, we are announcing a 2025 capital plan that generates 485 - 498 MBO/d with a capital budget of approximately $3.8 - $4.2 billion, or approximately 44.8 MBO per million dollars of capex spend.

This ~10% improvement in capital efficiency is the direct result of applying the lowest cost structure in the Basin on top of our differentiated asset base. We plan to drill approximately 460 wells and complete approximately 575 wells this year, continuing to draw down on the DUC backlog we acquired from Endeavor, TRP and Double Eagle. At this pace, we are confident we can maintain this level of capital efficiency for nearly a decade, once again highlighting Diamondback’s differentiated inventory quality.

Balance Sheet
At year-end we had approximately $13.2 billion of gross debt and $13.0 billion of net debt on a consolidated basis. We ended the year with ~$2.6 billion of liquidity at Diamondback, with an undrawn credit facility. This equated to a consolidated fourth quarter leverage ratio of approximately 1.2x.

As we stated previously, we expect to fund the $3 billion cash portion of the Double Eagle transaction through a combination of cash on hand, borrowings under the Company’s credit facility and/or proceeds from term loans and senior notes offerings.

This increase in our total debt will be partially offset by $1 billion of cash received from Viper upon the anticipated closing of the drop-down acquisition in the second quarter. In addition, we have committed to at least $1.5 billion of near-term asset sales, which we expect to include sales of our equity method investments, Endeavor’s water infrastructure and non-operated assets.

We pride ourselves on our balance sheet strength and continue to reiterate our intent to reduce net debt to $10 billion and maintain long-term leverage of $6 billion to $8 billion. We expect to achieve this de-leveraging naturally through robust Free Cash Flow generation, dedicating approximately 50% of Free Cash Flow to debt paydown, with acceleration from proceeds from non-core asset sales as noted above.

Leadership Transition
On Thursday last week, we announced our leadership transition plan where I will move from CEO to Executive Chairman effective as of the Company’s 2025 Annual Meeting. At that time, Kaes Van’t Hof will assume the CEO role and join the Board of Directors. This is the culmination of a thorough succession planning process and Kaes has my full support, as well as support from the Board of Directors in taking on his new role.

I will remain close to the Company in my new role as Executive Chairman as well as my future role on the Board of Directors. While this is not my final stockholder letter, I would like to say that representing the employees of Diamondback as CEO over the last 13 years has been an incredible privilege. I always believed in the growth opportunity for Diamondback, even when we were a small cap oil producer that no one had ever heard of. The success of this Company since the IPO in 2012 has never been about any individual, but rather the collective efforts of an extremely talented employee base with a strong culture based on trust and a well-defined strategy.

Closing
2024 was an incredible year for Diamondback. We are uniquely positioned to succeed for the long term, and continue to focus, day in and day out, on making our company better. I am so proud of our team and the work they have put in over the past 13 years to turn Diamondback into what it is today.

Thank you for your ongoing support and interest in Diamondback Energy.

Travis D. Stice
Chairman of the Board and Chief Executive Officer

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com

Forward-Looking Statements:

This letter contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits or other effects of strategic transactions (including the recently completed Endeavor merger and other acquisitions or divestitures); the expected amount and timing of synergies from the Endeavor merger; and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this letter, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the ongoing war in Ukraine and the Israel-Hamas war on the global energy markets and geopolitical stability; instability in the financial markets; concerns over a potential economic slowdown or recession; inflationary pressures; higher interest rates and their impact on the cost of capital; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change; those risks described in Item 1A of Diamondback’s Annual Report on Form 10-K, filed with the SEC on February 22, 2024, and those risks disclosed in its subsequent filings on Forms 10-Q and 8-K, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Diamondback’s website at www.diamondbackenergy.com/investors.

In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this letter or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Non-GAAP Financial Measures

This letter includes financial information not prepared in conformity with generally accepted accounting principles (GAAP), including free cash flow. The non-GAAP information should be considered by the reader in addition to, but not instead of, financial information prepared in accordance with GAAP. A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable GAAP financial measures can be found in Diamondback's quarterly results posted on Diamondback's website at www.diamondbackenergy.com/investors/. Furthermore, this letter includes or references certain forward-looking, non-GAAP financial measures. Because Diamondback provides these measures on a forward-looking basis, it cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP financial measures, such as future impairments and future changes in working capital. Accordingly, Diamondback is unable to present a quantitative reconciliation of such forward-looking, non-GAAP financial measures to the respective most directly comparable forward-looking GAAP financial measures. Diamondback believes that these forward-looking, non-GAAP measures may be a useful tool for the investment community in comparing Diamondback's forecasted financial performance to the forecasted financial performance of other companies in the industry.